EXHIBIT 99.2
Filed by Midwest Banc Holdings, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Midwest Banc Holdings, Inc.
Registration No. 333-160985
Final update: 9:00 a.m. New York City time, January 12, 2010
Midwest Banc Holdings, Inc.
Preferred Securities Exchange Ratio
On December 3, 2009, Midwest Banc Holdings, Inc. (the “Company”) commenced an offer to exchange newly issued shares of its common stock for its outstanding depositary shares, $25.00 liquidation amount per share, each representing a 1/100th fractional interest in a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (CUSIP: 598251205), (the “Series A Preferred Stock”) of the Company, on the terms and subject to the conditions set forth in the prospectus (as amended and supplemented from time to time, the “Prospectus”) and in the related letter of transmittal (the “Letter of Transmittal”), included in the Company’s registration statement on Form S-4, as amended, filed with the Securities and Exchange Commission, each as amended or supplemented prior to the expiration date of the Exchange Offer.
Set forth below is the following information related to the Exchange Offer:
•	the definitive average VWAP as described below

•	the Minimum Share Price

•	the resulting definitive relevant price

•	the definitive exchange ratio
Link to Materials

	Definitive Average	Minimum	Definitive	Definitive
	VWAP(1)	Share Price	Relevant Price	Exchange
Date	$	$	$	Ratio
1/11/2010	0.3950	0.2800	0.3950	7.0886

(1)	Represents the arithmetic average VWAP of the Company’s common stock during the five trading-day period beginning January 5, 2010 and ending January 11, 2010.

The Exchange offer will expire at 5:00 p.m., New York City time, on Thursday, January 14, 2010, unless further extended.
Further information regarding the exchange offer can be found using the links below:
•	Link to Company press release, dated January 12, 2010, announcing exchange ratio, extension of exchange offer expiration date and update on its subsidiary bank’s expected undercapitalized status and related liquidity disclosures Link to Exchange Offer Prospectus, dated December 3, 2009, and Prospectus Supplement, dated January 8, 2010 Link to Letter of Transmittal

•	Link to Exchange Offer Prospectus, dated December 3, 2009, and Prospectus Supplement, dated January 8, 2010

•	Link to Preferred Proxy Statement

•	Link to Common Proxy Statement

•	Link to Broker Letter

•	Link to Broker Alert

•	Link to Withdrawal Notice
Non-Solicitation
This website and the materials on this website shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale, purchase or exchange of securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Additional Information
In connection with the Exchange Offer, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement (which includes the Prospectus) on Form S-4 (Reg. No. 333-160985) to register the shares of Company common stock to be issued in the exchange. In addition, the Company has filed other relevant documents concerning the Exchange Offer with the SEC, including a tender offer statement on Schedule TO. The company urges security holders to read the registration statement on Form S-4, as amended through the expiration date of the Exchange Offer, the related Prospectus that is included within the registration statement, the tender offer statement and any other relevant documents filed or to be filed with the SEC in connection with the Exchange Offer, because they contain important information about the Company and the Exchange Offer. Security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov ; or by directing a request to the Company’s Information Agent, Morrow & Co., LLC. The information on this website is not, and shall not be deemed to be, a part of or incorporated into any filings the Company makes with the SEC.

Morrow & Co., LLC
470 West Ave., Stamford, CT 06902
Banks and Brokers call: (203) 658-9400
Shareholders call toll free: (800) 662-5200
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